Exhibit 99.1

Bain Capital Specialty Finance, Inc. Announces September 30, 2024 Financial Results and Declares Fourth Quarter 2024 Dividend of $0.42 per Share

BOSTON – November 5, 2024– Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) today announced financial results for the third quarter ended September 30, 2024, and that its Board of Directors (the “Board”) has declared a dividend of $0.42 per share for the fourth quarter of 2024 and an additional dividend of $0.03 per share that was previously announced.

“BCSF delivered another strong quarter of earnings driven by high net investment income, net asset value growth, and continued healthy credit performance,” said Michael Ewald, Chief Executive Officer of BCSF. “We also had an active quarter of new origination activity supported by our dedicated Private Credit Group’s global and longstanding presence in the core middle market. Looking forward, we believe the Company remains well-positioned to capitalize on attractive investment opportunities.”

QUARTERLY HIGHLIGHTS

•
Net investment income (NII) per share was $0.53, equating to an annualized NII yield on book value of 11.9%(1);
•
Net income per share was $0.51, equating to an annualized return on book value of 11.5%(1);
•
Net asset value per share as of September 30, 2024 was $17.76, as compared to $17.70 as of June 30, 2024;
•
Gross and net investment fundings were $413.1 million and $165.1 million, respectively; ending net debt-to-equity was 1.09x, as compared to 0.95x as of June 30, 2024(2);
•
Investments on non-accrual represented 1.9% and 1.1% of the total investment portfolio at amortized cost and fair value, respectively, as of September 30, 2024; and
•
Subsequent to quarter-end, the Company’s Board of Directors declared a dividend of $0.42 per share for the fourth quarter of 2024 payable to stockholders of record as of December 31, 2024. The Board of Directors previously announced an additional dividend of $0.03 per share payable to stockholders of record as of December 31, 2024.(3)

SELECTED FINANCIAL HIGHLIGHTS

($ in millions, unless otherwise noted)	Q3 2024	Q2 2024
Net investment income per share	$0.53	$0.51
Net investment income	$34.0	$33.1
Earnings per share	$0.51	$0.45
Dividends per share declared and payable	$0.45	$0.45

($ in millions, unless otherwise noted)	As of September 30, 2024	As of June 30, 2024
Total fair value of investments	$2,408.0	$2,237.5
Total assets	$2,543.7	$2,414.8
Total net assets	$1,146.6	$1,142.5
Net asset value per share	$17.76	$17.70

PORTFOLIO AND INVESTMENT ACTIVITY

For the three months ended September 30, 2024, the Company invested $413.1 million in 83 portfolio companies, including $330.9 million in 16 new companies and $82.2 million in 67 existing companies. The Company had $248.0 million of principal repayments and sales in the quarter, resulting in net investment fundings of $165.1 million.

Investment Activity for the Quarter Ended September 30, 2024:

($ in millions)	Q3 2024	Q2 2024
Investment Fundings	$413.1	$306.7
Sales and Repayments	$248.0	$473.7
Net Investment Activity	$165.1	$(167.0)

As of September 30, 2024, the Company’s investment portfolio had a fair value of $2,408.0 million, comprised of investments in 159 portfolio companies operating across 31 different industries.

Investment Portfolio at Fair Value as of September 30, 2024:

Investment Type	$ in Millions	% of Total
First Lien Senior Secured Loan	$1,521.5	63.2%
Second Lien Senior Secured Loan	55.3	2.3
Subordinated Debt	47.0	2.0
Preferred Equity	171.3	7.1
Equity Interest	220.2	9.1
Warrants	0.8	0.0
Investment Vehicles	391.9	16.3
Subordinated Note in ISLP	190.7	7.9
Equity Interest in ISLP	56.5	2.3
Subordinated Note in SLP	146.5	6.2
Preferred and Equity Interest in SLP	(1.8)	(0.1)
Total	$2,408.0	100.0%

As of September 30, 2024, the weighted average yield on the investment portfolio at amortized cost and fair value were 12.1% and 12.1%, respectively, as compared to 13.1% and 13.2%, respectively, as of June 30, 2024(4). 90.8% of the Company’s debt investments at fair value were in floating rate securities.

As of September 30, 2024, five portfolio companies were on non-accrual status, representing 1.9% and 1.1% of the total investment portfolio at amortized cost and fair value, respectively.

As of September 30, 2024, ISLP’s investment portfolio had an aggregate fair value of $691.7 million, comprised of investments in 37 portfolio companies operating across 15 different industries. The investment portfolio on a fair value basis was comprised of 95.1% first lien senior secured loans, 0.7% second lien senior secured loans and 4.2% equity interests. 100% of ISLP’s debt investments at fair value were in floating rate securities.

As of September 30, 2024, SLP’s investment portfolio had an aggregate fair value of $1,132.9 million, comprised of investments in 85 portfolio companies operating across 26 different industries. The investment portfolio on a fair value basis was comprised of 98.4% first lien senior secured loans, 1.4% second lien senior secured loans and 0.2% equity interests. 99.9% of SLP’s debt investments at fair value were in floating rate securities.

RESULTS OF OPERATIONS

For the three months ended September 30, 2024 and June 30, 2024, total investment income was $72.5 million and $72.3 million, respectively.

Total expenses (before taxes) for the three months ended September 30, 2024 and June 30, 2024 were $37.5 million and $38.0 million, respectively.

Net investment income for the three months ended September 30, 2024 and June 30, 2024 was $34.0 million or $0.53 per share and $33.1 million or $0.51 per share, respectively.

During the three months ended September 30, 2024, the Company had net realized and unrealized losses of $0.9 million.

Net increase in net assets resulting from operations for the three months ended September 30, 2024 was $33.1 million, or $0.51 per share.

CAPITAL AND LIQUIDITY

As of September 30, 2024, the Company had total principal debt outstanding of $1,306.2 million, including $353.7 million outstanding in the Company’s Sumitomo Credit Facility, $352.5 million outstanding of the debt issued through BCC Middle Market CLO 2019-1 LLC, $300.0 million outstanding in the Company’s senior unsecured notes due March 2026 and $300.00 million outstanding in the Company’s senior unsecured notes due October 2026.

For the three months ended September 30, 2024, the weighted average interest rate on debt outstanding was 5.1%, as compared to 5.1% for the three months ended June 30, 2024.

As of September 30, 2024, the Company had cash and cash equivalents (including foreign cash) of $30.5 million, restricted cash and cash equivalents of $29.3 million, $0.6 million of unsettled trades, net of receivables and payables of investments, and $501.3 million of capacity under its Sumitomo Credit Facility. As of September 30, 2024, the Company had $432.2 million of undrawn investment commitments.

As of September 30, 2024, the Company’s debt-to-equity and net debt-to-equity ratios were 1.14x and 1.09x, respectively, as compared to 1.03x and 0.95x, respectively, as of June 30, 2024(2).

Endnotes

(1)
Net investment income yields and net income returns are calculated on average net assets, or book value, for the respective periods shown.

(2)
Net debt-to-equity represents principal debt outstanding less cash and cash equivalents and unsettled trades, net of receivables and payables of investments.

(3)
The fourth quarter dividend is payable on January 31, 2025 to stockholders of record as of December 31, 2024.

(4)
The weighted average yield is computed as (a) the annual stated interest rate or yield earned on the relevant accruing debt and other income producing securities plus amortization of fees and discounts on the performing debt and other income producing investments, divided by (b) the total relevant investments at amortized cost or fair value. The weighted average yield does not represent the total return to our stockholders.

CONFERENCE CALL INFORMATION

A conference call to discuss the Company’s financial results will be held live at 9:30 a.m. Eastern Time on November 6, 2024. Please visit BCSF’s webcast link located on the Events & Presentations page of the Investor Resources section of BCSF’s website at http://www.baincapitalspecialtyfinance.com for a slide presentation that complements the Earnings Conference Call.

Participants are also invited to access the conference call by dialing one of the following numbers:

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Domestic: 1-800-343-4849
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International: 1-203-518-9848
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Conference ID: BAIN

All participants will need to reference “Bain Capital Specialty Finance - Third Quarter Ended September 30, 2024 Earnings Conference Call” once connected with the operator. All participants are asked to dial in 10-15 minutes prior to the call.

Replay Information:

An archived replay will be available approximately three hours after the conference call concludes through November 13, 2024 via a webcast link located on the Investor Resources section of BCSF’s website, and via the dial-in numbers listed below:

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Domestic: 1-844-512-2921
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International: 1-412-317-6671
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Conference ID: 11157443

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of	As of
	September 30, 2024	December 31, 2023
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $1,759,021 and $1,615,061, respectively)	$1,754,245	$1,593,360
Non-controlled/affiliate investment (amortized cost of $75,517 and $132,650, respectively)	80,035	147,971
Controlled affiliate investment (amortized cost of $578,475 and $554,123, respectively)	573,670	557,012
Cash and cash equivalents	25,336	42,995
Foreign cash (cost of $4,657 and $6,865, respectively)	5,125	6,405
Restricted cash and cash equivalents	29,292	63,084
Collateral on forward currency exchange contracts	9,675	7,613
Deferred financing costs	4,855	2,802
Interest receivable on investments	34,520	37,169
Receivable for sales and paydowns of investments	17,873	4,310
Prepaid insurance	383	210
Dividend receivable	8,673	9,417
Total Assets	$2,543,682	$2,472,348

Liabilities
Debt (net of unamortized debt issuance costs of $5,592 and $7,567, respectively)	$1,300,607	$1,255,933
Interest payable	13,170	13,283
Payable for investments purchased	17,280	11,453
Unrealized depreciation on forward currency exchange contracts	6,549	2,260
Base management fee payable	8,897	8,929
Incentive fee payable	7,020	7,327
Accounts payable and accrued expenses	14,518	9,581
Distributions payable	29,053	27,116
Total Liabilities	1,397,094	1,335,882

Commitments and Contingencies (See Note 10)

Net Assets
Common stock, par value $0.001 per share, 100,000,000,000 and 100,000,000,000 shares authorized, 64,562,265 and 64,562,265 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	65	65
Paid in capital in excess of par value	1,165,191	1,168,384
Total distributable loss	(18,668)	(31,983)
Total Net Assets	1,146,588	1,136,466
Total Liabilities and Total Net Assets	$2,543,682	$2,472,348

Net asset value per share	$17.76	$17.60

See Notes to Consolidated Financial Statements

Bain Capital Specialty Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Income
Investment income from non-controlled/non-affiliate investments:
Interest from investments	$45,135	$45,418	$134,193	$140,588
Dividend income	826	—	1,261	62
PIK income	5,231	4,926	15,941	15,015
Other income	5,704	1,008	14,100	8,178
Total investment income from non-controlled/non-affiliate investments	56,896	51,352	165,495	163,843

Investment income from non-controlled/affiliate investments:
Interest from investments	120	2,412	2,980	7,375
Dividend income	85	950	906	3,955
PIK income	—	655	458	1,677
Total investment income from non-controlled/affiliate investments	205	4,017	4,344	13,007

Investment income from controlled affiliate investments:
Interest from investments	10,165	9,403	28,948	24,320
Dividend income	5,274	7,618	20,523	21,672
Total investment income from controlled affiliate investments	15,439	17,021	49,471	45,992
Total investment income	72,540	72,390	219,310	222,842

Expenses
Interest and debt financing expenses	18,117	20,775	53,804	60,784
Base management fee	8,897	9,140	26,484	27,166
Incentive fee	7,020	3,011	24,176	18,129
Professional fees	870	760	2,700	1,792
Directors fees	173	182	521	535
Other general and administrative expenses	2,454	2,234	7,374	5,386
Total expenses, net of fee waivers	37,531	36,102	115,059	113,792
Net investment income before taxes	35,009	36,288	104,251	109,050
Income tax expense, including excise tax	1,025	640	3,200	2,332
Net investment income	33,984	35,648	101,051	106,718

Net realized and unrealized gains (losses)
Net realized gain (loss) on non-controlled/non-affiliate investments	245	(50,873)	(7,631)	(61,753)
Net realized gain on non-controlled/affiliate investments	3,008	—	7,727	—
Net realized loss on foreign currency transactions	(465)	(673)	(888)	(5,207)
Net realized gain (loss) on forward currency exchange contracts	20	(221)	1,916	(2,606)
Net change in unrealized appreciation on foreign currency translation	998	(279)	967	3,615
Net change in unrealized appreciation on forward currency exchange contracts	(5,693)	7,107	(4,289)	5,792
Net change in unrealized appreciation on non-controlled/non-affiliate investments	(2,135)	41,509	16,925	35,972
Net change in unrealized appreciation on non-controlled/affiliate investments	2,534	(1,067)	(10,803)	1,960
Net change in unrealized appreciation on controlled affiliate investments	600	2,705	(7,694)	7,821
Total net losses	(888)	(1,792)	(3,770)	(14,406)
Net increase in net assets resulting from operations	$33,096	$33,856	$97,281	$92,312

Basic and diluted net investment income per common share	$0.53	$0.55	$1.57	$1.65
Basic and diluted increase in net assets resulting from operations per common share	$0.51	$0.52	$1.51	$1.43
Basic and diluted weighted average common shares outstanding	64,562,265	64,562,265	64,562,265	64,562,265

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through September 30, 2024, BCSF has invested approximately $8,132.9 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. (212) 803-9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. (646) 502-3549

clusk@stantonprm.com